                                                                    Exhibit 99.1

                               Exhibit 1. A. (12)

                        Sample Hypothetical Illustrations

                           HYPOTHETICAL ILLUSTRATIONS

The following illustrations show how certain values under a sample Policy would change with different rates of fictional investment performance over an extended period of time. In particular, the illustrations show how the death benefit, cash value, and net surrender value under a Policy issued to an insured of a given age, would change over time if the premiums indicated were paid and the return on the assets in the subaccounts were a uniform gross annual rate (before any expenses) of 0%, 6% or 12%. The tables illustrate Policy values that would result based on assumptions that you pay the premiums indicated, you do not change your specified amount, and you do not take any cash withdrawals or Policy loans. Actual returns will fluctuate over time and likely will be both positive and negative. The actual values under the Policy could be significantly different from those shown even if actual returns averaged 0%, 6% and 12%, but fluctuated over and under those averages throughout the years shown. Depending on the timing and degree of fluctuation, the actual values could be substantially less than those shown, and may, under certain circumstances, result in the lapse of the Policy unless the owner pays more than the stated premium.

We based the first illustration on a Policy for an insured who is a 35 year old male in the non-tobacco use, ultimate select rate class, annual premiums of $5,500, a $500,000 specified amount and death benefit Option A. This illustration also assumes cost of insurance charges based on our current cost of insurance rates. The second illustration is based on the same factors as the first illustration, except that cost of insurance rates are based on the guaranteed cost of insurance rates (based on the 1980 Commissioners Standard Ordinary Mortality Table).

The amounts we show for the death benefits, cash values and net surrender values take into account (1) the daily charge for assuming mortality and expense risks assessed against each subaccount. This charge is equivalent to an annual charge of 0.90% of the average net assets of the subaccounts; (2) estimated daily expenses equivalent to an effective average annual expense level of 0.94% of the portfolios' average daily net assets; and (3) all applicable premium expense charges and cash value charges. The 0.94% average portfolio expense level assumes an equal allocation of amounts among the 42 subaccounts (this percentage does not include Janus Global portfolio because this portfolio is no longer available to new investors). We used annualized actual audited expenses incurred during 2001 as shown in the Portfolio Annual Expense Table in the Policy prospectus for the portfolios to calculate the average annual expense level.

Taking into account the assumed charges of 1.84%, the gross annual investment return rates of 0%, 6% and 12% are equivalent to net annual investment return rates of -1.84%, 4.16% and 10.16% during the first 15 Policy years and -1.84%, 4.76% and 10.76% thereafter.

During 2001, AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers") undertook to pay those normal operating expenses of certain AEGON/Transamerica Series Fund, Inc. ("Series Fund") portfolios that exceeded a certain stated percentage of those portfolios' average daily net assets. AEGON/Transamerica Advisers has undertaken until at least April 30, 2003 to pay expenses to the extent normal operating expenses of certain portfolios of the Series Fund exceed a stated percentage of the portfolio's average daily net assets. For details on these expense limits, the amounts reimbursed by AEGON/Transamerica Advisers during 2001, and the expense ratios without the reimbursements, see the Portfolio Annual Expense Table in the Policy prospectus.


Without these waivers and reimbursements, total annual expenses for the portfolios would have been greater, and the illustrations would have assumed that the assets in the portfolios were subject to an average annual expense level of 1.01%.


THE HYPOTHETICAL RETURNS SHOWN IN THE TABLES ARE PROVIDED ONLY TO ILLUSTRATE THE MECHANICS OF A HYPOTHETICAL POLICY AND DO NOT REPRESENT PAST OR FUTURE INVESTMENT RATES OF RETURN. Tax charges that may be attributable to the separate account are not reflected because we are not currently making such charges. In order to produce after tax returns of 0%, 6% or 12% if such charges are made in the future, the separate account would have to earn a sufficient amount in excess of 0%, 6% or 12% to cover any tax charges.

The "Premium Accumulated at 5%" column of each table shows the amount which would accumulate if you invested an amount equal to the premium to earn interest at 5% per year, compounded annually.

We will furnish, upon request, a comparable illustration reflecting the proposed insured's age, gender, risk classification and desired Policy features.

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                        MALE AND FEMALE BOTH ISSUE AGE 55
   $16,000 ANNUAL PREMIUM FOR PREFERRED NON-SMOKER, ULTIMATE SELECT RATE CLASS
                           $1,000,000 SPECIFIED AMOUNT
                         OPTION A - LEVEL DEATH BENEFIT
         THIS ILLUSTRATION IS BASED ON CURRENT COST OF INSURANCE RATES.



           PREMIUMS                                                          NET
         ACCUMULATED              DEATH BENEFIT                        SURRENDER VALUE                         CASH VALUE
END OF      AT 5%             ASSUMING HYPOTHETICAL                 ASSUMING HYPOTHETICAL                ASSUMING HYPOTHETICAL
POLICY     INTEREST                GROSS ANNUAL                         GROSS ANNUAL                          GROSS ANNUAL
YEAR       PER YEAR             RATE OF RETURN OF                     RATE OF RETURN OF                    RATE OF RETURN OF
-----    -----------  ----------------------------------     --------------------------------    ----------------------------------
                          0%          6%          12%           0%         6%          12%          0%          6%          12%
                      ---------   ---------   ----------     -------   ---------   ----------    --------   ---------    ----------
 1          16,800    1,000,000   1,000,000    1,000,000       4,932       5,815        6,699      14,172      15,055        15,939
 2          34,440    1,000,000   1,000,000    1,000,000      17,406      20,056       22,813      27,966      30,616        33,373
 3          52,962    1,000,000   1,000,000    1,000,000      30,137      35,451       41,200      41,370      46,683        52,432
 4          72,410    1,000,000   1,000,000    1,000,000      42,465      51,352       61,358      54,369      63,256        73,262
 5          92,831    1,000,000   1,000,000    1,000,000      54,393      67,778       83,464      66,969      80,354        96,040
 6         114,272    1,000,000   1,000,000    1,000,000      65,903      84,728      107,695      79,151      97,976       120,943
 7         136,786    1,000,000   1,000,000    1,000,000      76,975     102,196      134,245      90,895     116,116       148,165
 8         160,425    1,000,000   1,000,000    1,000,000      87,576     120,167      163,318     102,168     134,759       177,910
 9         185,246    1,000,000   1,000,000    1,000,000      97,661     138,616      195,134     112,925     153,880       210,398
 10        211,309    1,000,000   1,000,000    1,000,000     107,179     157,509      229,936     123,116     173,445       245,872
 15        362,520    1,000,000   1,000,000    1,000,000     172,091     286,122      489,248     172,091     286,122       489,248
 20        555,508    1,000,000   1,000,000    1,000,000     217,286     432,063      909,510     217,286     432,063       909,510
 25        801,815    1,000,000   1,000,000    1,695,033     246,534     610,394    1,614,317     246,534     610,394     1,614,317
 30      1,116,173    1,000,000   1,000,000    2,916,309     245,444     832,108    2,777,437     245,444     832,108     2,777,437
 35      1,517,381    1,000,000   1,179,951    4,920,477     191,222   1,123,763    4,686,168     191,222   1,123,763     4,686,168
 40      2,029,436    1,000,000   1,507,152    7,916,274      40,649   1,492,229    7,837,895      40,649   1,492,229     7,837,895
 45      2,682,963         *      1,965,904   13,130,396       *       1,965,904   13,130,396       *       1,965,904    13,130,396



                                             INTERNAL RATE OF
            INTERNAL RATE OF                  RETURN ON NET                        INTERNAL RATE OF
             RETURN ON CASH                  SURRENDER VALUE                          RETURN ON
             VALUE ASSUMING                      ASSUMING                           DEATH BENEFIT
              HYPOTHETICAL                     HYPOTHETICAL                     ASSUMING HYPOTHETICAL
              GROSS ANNUAL                     GROSS ANNUAL                          GROSS ANNUAL
           RATE OF RETURN OF                RATE OF RETURN OF                     RATE OF RETURN OF
      ----------------------------    ------------------------------      -----------------------------------
         0%         6%        12%        0%          6%         12%          0%            6%           12%
      -------    ------     ------    -------     -------    -------      --------      --------      -------
      -11.43%    -5.91%     -0.38%    -69.18%     -63.66%    -58.13%      6150.00%      6150.00%      6150.00%
       -8.65%    -2.91%      2.83%    -34.33%     -27.38%    -20.55%       642.15%       642.15%       642.15%
       -7.25%    -1.38%      4.48%    -21.53%     -14.41%     -7.45%       258.47%       258.47%       258.47%
       -6.42%    -0.47%      5.48%    -15.75%      -8.62%     -1.68%       148.92%       148.92%       148.92%
       -5.87%     0.15%      6.15%    -12.59%      -5.48%      1.42%       100.39%       100.39%       100.39%
       -5.49%     0.58%      6.64%    -10.66%      -3.56%      3.29%        73.77%        73.77%        73.77%
       -5.22%     0.90%      7.00%     -9.39%      -2.29%      4.53%        57.22%        57.22%        57.22%
       -5.03%     1.14%      7.28%     -8.51%      -1.40%      5.39%        46.06%        46.06%        46.06%
       -4.91%     1.32%      7.50%     -7.89%      -0.76%      6.02%        38.07%        38.07%        38.07%
       -4.83%     1.46%      7.68%     -7.44%      -0.29%      6.50%        32.11%        32.11%        32.11%
       -4.29%     2.17%      8.48%     -4.29%       2.17%      8.48%        16.46%        16.46%        16.46%
       -3.85%     2.78%      9.16%     -3.85%       2.78%      9.16%         9.93%         9.93%         9.93%
       -3.97%     3.11%      9.56%     -3.97%       3.11%      9.56%         6.48%         6.48%         9.87%
       -4.78%     3.34%      9.79%     -4.78%       3.34%      9.79%         4.39%         4.39%        10.04%
       -7.20%     3.59%      9.93%     -7.20%       3.59%      9.93%         3.02%         3.82%        10.13%
      -28.24%     3.76%     10.02%    -28.24%       3.76%     10.02%         2.06%         3.80%        10.06%
            *     3.91%     10.11%          *       3.91%     10.11%             *         3.91%        10.11%

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                        MALE AND FEMALE BOTH ISSUE AGE 55
   $16,000 ANNUAL PREMIUM FOR PREFERRED NON-SMOKER, ULTIMATE SELECT RATE CLASS
                           $1,000,000 SPECIFIED AMOUNT
                         OPTION A - LEVEL DEATH BENEFIT
       THIS ILLUSTRATION IS BASED ON GUARANTEED COST OF INSURANCE RATES.



            PREMIUMS                                                         NET
          ACCUMULATED              DEATH BENEFIT                       SURRENDER VALUE                      CASH VALUE
END OF        AT 5%            ASSUMING HYPOTHETICAL                ASSUMING HYPOTHETICAL              ASSUMING HYPOTHETICAL
POLICY     INTEREST                 GROSS ANNUAL                        GROSS ANNUAL                        GROSS ANNUAL
 YEAR      PER YEAR              RATE OF RETURN OF                   RATE OF RETURN OF                     RATE OF RETURN
------   -----------     ----------------------------------    --------------------------------   --------------------------------

                            0%          6%            12%          0%         6%         12%          0%         6%          12%
                         ---------   ---------    ----------    --------   -------  ----------     -------    -------   -----------
  1           16,800     1,000,000   1,000,000     1,000,000      4,932      5,815       6,699      14,172     15,055        15,939
  2           34,440     1,000,000   1,000,000     1,000,000     17,406     20,056      22,813      27,966     30,616        33,373
  3           52,962     1,000,000   1,000,000     1,000,000     30,137     35,451      41,200      41,370     46,683        52,432
  4           72,410     1,000,000   1,000,000     1,000,000     42,462     51,349      61,355      54,366     63,253        73,259
  5           92,831     1,000,000   1,000,000     1,000,000     54,361     67,746      83,431      66,938     80,322        96,007
  6          114,272     1,000,000   1,000,000     1,000,000     65,809     84,631     107,595      79,058     97,879       120,843
  7          136,786     1,000,000   1,000,000     1,000,000     76,773    101,984     134,024      90,694    115,904       147,944
  8          160,425     1,000,000   1,000,000     1,000,000     87,206    119,775     162,905     101,798    134,367       177,497
  9          185,246     1,000,000   1,000,000     1,000,000     97,043    137,955     194,433     112,308    153,219       209,697
 10          211,309     1,000,000   1,000,000     1,000,000    106,208    156,462     228,823     122,144    172,398       244,759
 15          362,520     1,000,000   1,000,000     1,000,000    163,144    276,765     480,113     163,144    276,765       480,113
 20          555,508     1,000,000   1,000,000     1,000,000    173,040    388,033     876,878     173,040    388,033       876,878
 25          801,815     1,000,000   1,000,000     1,627,413     97,770    474,287   1,549,917      97,770    474,287     1,549,917
 30        1,116,173          *      1,000,000     2,766,515       *       485,972   2,634,777        *       485,972     2,634,777
 35        1,517,381          *      1,000,000     4,550,554       *       240,776   4,333,861        *       240,776     4,333,861
 40        2,029,436          *           *        7,150,080       *          *      7,079,288        *         *         7,079,288
 45        2,682,963          *           *       11,869,848       *          *     11,869,848        *         *        11,869,848



                                             INTERNAL RATE OF
             INTERNAL RATE OF                  RETURN ON NET                      INTERNAL RATE OF
             RETURN ON CASH                  SURRENDER VALUE                        RETURN ON
              VALUE ASSUMING                      ASSUMING                         DEATH BENEFIT
               HYPOTHETICAL                     HYPOTHETICAL                   ASSUMING HYPOTHETICAL
               GROSS ANNUAL                     GROSS ANNUAL                       GROSS ANNUAL
             RATE OF RETURN                   RATE OF RETURN                     RATE OF RETURN OF
      ----------------------------    ------------------------------     ---------------------------------

         0%        6%        12%         0%         6%         12%          0%           6%          12%
      -------    ------     ------    -------    -------     -------     --------     --------     --------
      -11.43%    -5.91%     -0.38%    -69.18%    -63.66%     -58.13%     6150.00%     6150.00%     6150.00%
       -8.65%    -2.91%      2.83%    -34.33%    -27.38%     -20.55%      642.15%      642.15%      642.15%
       -7.25%    -1.38%      4.48%    -21.53%    -14.41%      -7.45%      258.47%      258.47%      258.47%
       -6.42%    -0.47%      5.48%    -15.75%     -8.62%      -1.68%      148.92%      148.92%      148.92%
       -5.88%     0.13%      6.14%    -12.61%     -5.49%       1.40%      100.39%      100.39%      100.39%
       -5.52%     0.55%      6.61%    -10.70%     -3.59%       3.27%       73.77%       73.77%       73.77%
       -5.28%     0.86%      6.96%     -9.45%     -2.34%       4.49%       57.22%       57.22%       57.22%
       -5.11%     1.08%      7.23%     -8.61%     -1.48%       5.34%       46.06%       46.06%       46.06%
       -5.02%     1.24%      7.44%     -8.02%     -0.86%       5.95%       38.07%       38.07%       38.07%
       -4.98%     1.35%      7.60%     -7.61%     -0.41%       6.41%       32.11%       32.11%       32.11%
       -5.00%     1.76%      8.26%     -5.00%      1.76%       8.26%       16.46%       16.46%       16.46%
       -6.31%     1.80%      8.86%     -6.31%      1.80%       8.86%        9.93%        9.93%        9.93%
      -13.76%     1.29%      9.30%    -13.76%      1.29%       9.30%        6.48%        6.48%        9.61%
            *     0.08%      9.52%          *      0.08%       9.52%            *        4.39%        9.77%
            *    -5.38%      9.60%          *     -5.38%       9.60%            *        3.02%        9.80%
            *         *      9.66%          *          *       9.66%            *            *        9.69%
            *         *      9.80%          *          *       9.80%            *            *        9.80%